Exhibit 99.1

NEWS RELEASE
For Immediate Release	Investors:	Media:
June 22, 2021	Bill Marshall	Trisha Meade
	VP, Investor Relations	Director, Communications & Engagement
	(804) 287-8108	(804) 285-5390
	Bill.Marshall@pfgc.com	mediarelations@pfgc.com

Performance Food Group Company Participates in the 2021 Jefferies Virtual Consumer Conference; Increases Fiscal Fourth Quarter 2021 Outlook

RICHMOND, Va. – Performance Food Group Company (PFG) (NYSE: PFGC) Chairman, President & Chief Executive Officer George Holm and Executive Vice President & Chief Financial Officer Jim Hope are participating in group investor meetings as part of the 2021 Jefferies Virtual Consumer Conference, today. They will also participate in a webcast presentation live on Wednesday, June 23, at 10:20 a.m. ET. The live webcast will be available in listen-only mode on investors.pfgc.com, and an archived replay of the webcast will be made available later that day.

For the fiscal fourth quarter of 2021, PFG now expects net sales to be at least $8.8 billion compared to the prior expectation of at least $8.2 billion. Adjusted EBITDA is now expected to be at least $190 million in the fiscal fourth quarter of 2021 compared to the prior expectation of at least $185 million. This outlook includes the impact of a 53rd week, which occurs in the fiscal fourth quarter of 2021.

PFG’s Adjusted EBITDA outlook excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, but are not limited to, loss on early extinguishment of debt, restructuring charges, certain tax items, and charges associated with non-recurring professional and legal fees associated with acquisitions. PFG’s management cannot estimate on a forward-looking basis the impact of these income and expense items on its reported Net income, which could be significant, are difficult to predict and may be highly variable. As a result, PFG does not provide a reconciliation to the closest corresponding GAAP financial measure for its Adjusted EBITDA outlook. Please see the “Forward-Looking Statements” section of this release for a discussion of certain risks to PFG’s outlook

About Performance Food Group Company

Built on the many proud histories of our family of companies, Performance Food Group is a customer-centric foodservice distribution leader headquartered in Richmond, Virginia. Grounded by roots that date back to a grocery peddler in 1885, PFG today has a nationwide network of over 100 distribution facilities, thousands of talented associates and valued suppliers across the country. With the goal of helping our customers thrive, we market and deliver quality food and related products to over 200,000 locations including independent and chain restaurants, schools, business and industry locations, healthcare facilities, vending distributors, office coffee service distributors, big box retailers, theaters and convenience stores. Building strong relationships is core to PFG’s success – from connecting associates with great career opportunities to connecting valued suppliers and quality products with PFG’s broad and diverse customer base. To learn more about PFG, visit pfgc.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.

Such forward-looking statements are subject to various risks and uncertainties. The following factors, in addition to those discussed under the section entitled Item 1A. Risk Factors in the PFG’s Annual Report on Form 10-K for the fiscal year ended June 27, 2020 filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, could cause actual future results to differ materially from those expressed in any forward-looking statements:

•	integration of our acquisition of Reinhart;

•	the material adverse impact the COVID-19 pandemic has had and is expected to continue to have on the global markets, the restaurant industry, and our business specifically;

•	competition in our industry is intense, and we may not be able to compete successfully;

•	we operate in a low margin industry, which could increase the volatility of our results of operations;

•	we may not realize anticipated benefits from our operating cost reduction and productivity improvement efforts;

•	our profitability is directly affected by cost inflation and deflation and other factors;

•	we do not have long-term contracts with certain of our customers;

•	group purchasing organizations may become more active in our industry and increase their efforts to add our customers as members of these organizations;

•	changes in eating habits of consumers;

•	extreme weather conditions;

•	our reliance on third-party suppliers;

•	labor relations and cost risks and availability of qualified labor;

•	volatility of fuel and other transportation costs;

•	inability to adjust cost structure where one or more of our competitors successfully implement lower costs;

•	we may be unable to increase our sales in the highest margin portion of our business;

•	changes in pricing practices of our suppliers;

•	our growth strategy may not achieve the anticipated results;

•	risks relating to acquisitions, including the risk that we are not able to realize benefits of acquisitions or successfully integrate the businesses we acquire;

•	environmental, health, and safety costs;

•	the risk that we fail to comply with requirements imposed by applicable law or government regulations;

•	a portion of our sales volume is dependent upon the distribution of cigarettes and other tobacco products, sales of which are generally declining;

•	if the products we distribute are alleged to cause injury or illness or fail to comply with governmental regulations, we may need to recall our products and may experience product liability claims;

•	our reliance on technology and risks associated with disruption or delay in implementation of new technology;

•	costs and risks associated with a potential cybersecurity incident or other technology disruption;

•	product liability claims relating to the products we distribute and other litigation;

•	adverse judgements or settlements;

•	negative media exposure and other events that damage our reputation;

•	decrease in earnings from amortization charges associated with acquisitions;

•	impact of uncollectibility of accounts receivable;

•	difficult economic conditions affecting consumer confidence;

•	risks relating to federal, state, and local tax rules;

•	the cost and adequacy of insurance coverage;

•	risks relating to our outstanding indebtedness;

•	our ability to raise additional capital;

•	our ability to maintain an effective system of disclosure controls and internal control over financial reporting;

•	the possibility that the expected synergies and value creation from the acquisition of Reinhart will not be realized or will not be realized within the expected time period; and

•	the following risks related to the proposed acquisition of Core-Mark ( the “Core-Mark Transaction”):

•

the risk that U.S. federal antitrust clearance or other approvals required for the Core-Mark Transaction may be delayed or not obtained or are obtained subject to conditions that are not anticipated that could require the exertion of management’s time and PFG’s resources or otherwise have an adverse effect on PFG;

•

the possibility that conditions to the consummation of the Core-Mark Transaction, including approval by Core-Mark shareholders, will not be satisfied or completed on a timely basis and accordingly the Core-Mark Transaction may not be consummated on a timely basis or at all;

•	uncertainty as to the expected financial performance of the combined company following completion of the Core-Mark Transaction;

•	the possibility that the expected synergies and value creation from the Core-Mark Transaction will not be realized or will not be realized within the expected time period;

•

the exertion of PFG management’s time and PFG’s resources, and other expenses incurred and business changes required, in connection with complying with the undertakings in connection with U.S. federal antitrust clearance or other third-party consents or approvals for the Core-Mark Transaction;

•

the risk that unexpected costs will be incurred in connection with the completion and/or integration of the Core-Mark Transaction or that the integration of Core-Mark will be more difficult or time consuming than expected;

•	availability of debt financing for the Core-Mark Transaction and our refinancing plans on terms that are favorable to us;

•	a downgrade of the credit rating of PFG’s indebtedness, which could give rise to an obligation to redeem existing indebtedness;

•

potential litigation in connection with the Core-Mark Transaction may affect the timing or occurrence of the Core-Mark Transaction or result in significant costs of defense, indemnification and liability;

•	the inability to retain key personnel;

•	the possibility that competing offers will be made to acquire Core-Mark;

•

disruption from the announcement, pendency and/or completion of the Core-Mark Transaction, including potential adverse reactions or changes to business relationships with customers, employees, suppliers or regulators, making it more difficult to maintain business and operational relationships; and

•	the risk that, following the Core-Mark Transaction, the combined company may not be able to effectively manage its expanded operations.

Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any forward-looking statement, including any contained herein, speaks only as of the time of this release or as of the date they were made and we do not undertake to update or revise them as more information becomes available or to disclose any facts, events, or circumstances after the date of this release or our statement, as applicable, that may affect the accuracy of any forward-looking statement, except as required by law.

4